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                                                                      Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 for the registration of 2,040,000 shares of Common Stock, $1 par value per share, pertaining to the Pre-Tax Saving Plan at the Auburn Plant, Pre-Tax Savings Plan (Bowling Green-Hose), Pre-Tax Savings Plan (Bowling Green-Sealing), Pre-Tax Savings Plan (Clarksdale), Pre-Tax Savings Plan at the El Dorado Plant, Pre-Tax Savings Plan at the Findlay Plant and Texarkana Pre-Tax Savings Plan ("Plans") of our reports (a) dated January 31, 2003, with respect to the consolidated financial statements and schedule of Cooper Tire & Rubber Company included in its Annual Report (Form 10-K) and (b) dated May 19, 2003, with respect to the financial statements and schedule of each of the Plans included in each Plan's Annual Report (Form 11-K), for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

Toledo, Ohio

March 3, 2004